NPC International, Inc.
7300 West 129 Street
Overland Park, Kansas 66213

February 17, 2016

James K. Schwartz

Re:    2016 Bonus Eligibility; Position and Duties

Dear Jim:

Reference is made to that certain Employment Agreement (the "Employment Agreement"), dated as of November 4, 2011, by and among NPC International, Inc. ("NPC"), NPC Acquisition Holdings, LLC ("Holdings"), NPC International Holdings, Inc. ("Parent") and you ("Employee"). All capitalized terms used but not defined herein shall have the meanings set forth in the Employment Agreement.

Employee hereby acknowledges and agrees that, notwithstanding anything to the contrary in the Employment Agreement, solely in respect of the Company's fiscal year ending December 29, 2016 ("FY2016"), the Bonus Compensation scheme set forth in Section 4.2 of the Employment Agreement shall be disregarded (including, for the avoidance of doubt, any Management Performance Bonus Compensation, Adjusted EBITDA Bonus Compensation, FCF Bonus Compensation and Revenue Bonus Compensation or other bonus referred to in the Employment Agreement) and, in lieu thereof, Employee shall be eligible for a FY2016 bonus based on the methodology set forth on Exhibit A attached hereto.

In addition, Employee, NPC, Holdings and Parent hereby agree that, effective as of September 30, 2015, Employee shall no longer serve as, or have the title or duties of, Chief Operating Officer of the Company (it being acknowledged that, as provided in the definition of Good Reason in the Employment Agreement, such change in Employee's title and duties shall not constitute "Good Reason" under the Employment Agreement).

Except as expressly modified above, the Employment Agreement shall remain in full force and effect (including in respect of any Bonus Compensation after FY2016).

* * * * * * *

Please acknowledge your agreement with the terms of this letter agreement by counter-signing and returning this letter agreement to the Company.

Very truly yours,

NPC INTERNATIONAL, INC.

By:     /s/ Troy D. Cook
Name:     Troy D. Cook
Title:    Executive VP-Finance, CFO and Secretary

ACKNOWLEDGEMENT AND AGREEMENT

Effective as of the date of this letter agreement, Employee hereby agrees to be bound by its terms.

s/ James K. Schwartz_______
James K. Schwartz

Exhibit A

Bonus Methodology

EXHIBIT A

Jim Schwartz
President & CEO

Criteria	Weight	Threshold Results (50%)	Qualifying Result (75%)	Target Result (100%)	Step Change (150%)	Maximum (175%)
EBITDA	100%	93.5% - 94.9% of plan	95.0% - 99.9% of plan	100.0% - 104.9% of plan	105.0% - 109.9% of plan	110.0%+ of plan

All bonus payments are interpolated per employment contract.